UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 20, 2023, Edgemode, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Promissory Note Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold the Investor an unsecured promissory note in the principal amount of $60,760 (the “Promissory Note”). The Promissory Note carries a one-time interest charge of thirteen percent (13%) which was applied on the issuance date to the principal (22% upon the occurrence of an event of default) and has a maturity date of March 10, 2024. The Promissory Note included an original issue discount of $6,510 and transaction expenses of $4,250. The Company received gross proceeds of $54,250 in consideration of issuance of the Promissory Note.

The Promissory Note requires that the Company make monthly payments for accrued interest and outstanding principal, which shall be paid in nine (9) payments each in the amount of $7,628.67 for total repayment to the Investor of $68,658. The first payment shall be due May 15, 2023, with eight (8) subsequent payments each month thereafter. The Company shall have a five (5) day grace period with respect to each payment. The Company has right to accelerate payments or prepay in full at any time with no prepayment penalty.

The Investor may in its option, at any time following an event of default, as defined in the Promissory Note, convert all or any part of the outstanding and unpaid amount of the Promissory Note into fully paid and non-assessable shares of Common Stock at a conversion price per share equal to 71% of the lowest closing bid price of the Company’s common stock during the 20 trading days prior to the date of conversion. Additionally, the Company agreed to reserve five times the number of shares of its common stock which may be always issuable upon conversion of the Promissory Note, or 18,002,962 shares of common stock.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Promissory Note also contains customary covenants. At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of the Company’s common stock.

In addition, effective April 20, 2023, the Company entered into a Securities Purchase Agreement (the “Convertible Note Purchase Agreement”) with the Investor, pursuant to which the Company sold the Investor an unsecured convertible promissory note in the principal amount of $56,962 (the “Convertible Note”).

The maturity date of the Convertible Note is April 11, 2024. The Convertible Note shall bear interest at a rate of 8% per annum (22% upon the occurrence of an event of default), which interest shall not be payable until the Convertible Note becomes payable, whether at the maturity date or upon acceleration or by prepayment, as described below. The Convertible Note included an original issue discount of $2,712 and transaction expenses of $4,250. The Company received gross proceeds of $54,250 in consideration of issuance of the Convertible Note.

The Investor has the option to convert all or any amount of the principal face amount of the Convertible Note, beginning on the date which is one hundred eighty (180) days following the date of the Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined below), each in respect of the remaining outstanding amount of the Convertible Note, to convert all or any part of the outstanding and unpaid amount of the Convertible Note into common stock at the then-applicable conversion price. The conversion price for the Convertible Note is equal to 65% of the average of the lowest three (3) closing bid prices for the common stock during the fifteen (15) trading day period prior to the conversion date. Upon the occurrence and during the continuation of certain events of default, the Convertible Note will become immediately due and payable and the Company will pay the Investor in full satisfaction of its obligations in the Convertible Note an amount equal to 150% of an amount equal to the then outstanding principal amount of the Convertible Note plus any interest accrued upon such event of default or prior events of default (the “Default Amount”). Additionally, the Company agreed to reserve five times the number of shares of its common stock which may be always issuable upon conversion of the Convertible Note, or 16,877,629 shares of common stock.

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The Convertible Note may be prepaid until 180 days from the issuance date. If the Convertible Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 60 days from the issuance date, but less than but less than 180 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest.

The Convertible Note provides for standard and customary events of default such as failing to timely make payments under the Convertible Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Convertible Note also contains customary covenants. At no time may the Convertible Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of the Company’s common stock.

The Promissory Note and Convertible Note were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The description of the Promissory Note Purchase Agreement, Promissory Note, Convertible Note Purchase Agreement and Convertible Note above is not complete and is qualified in its entirety by the full text of the Promissory Note Purchase Agreement, Promissory Note, Convertible Note Purchase Agreement and Convertible Note, filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC effective April 20, 2023 for purchase of Promissory Note

10.2	Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC effective April 20, 2023

10.3	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC dated April 20, 2023 for purchase of Convertible Promissory Note

10.4	Convertible Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC dated April 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: April 24, 2023	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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